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                             BANK SOUTH CORPORATION
               EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE
                                    EARNINGS
                    (in thousands, except per share amounts)




    Primary:                                                   1994                  1993                      1992
                                                              -------               -------                   -------
      Weighted Average Common Shares Outstanding               53,682                46,934                    40,743
      Dilutive Stock Options -
       based on the treasury stock method using
       the average market price for the period                    662                   473                         0

         Total weighted average common shares
          outstanding and common share equivalents             54,344                47,407                    40,743
                                                              -------               -------                   -------
      Net Income                                              $80,151               $73,349                   $29,697
                                                              =======               =======                   =======


      Primary earnings per common share                       $  1.47               $  1.55                   $  0.73
                                                              =======               =======                   =======


    Fully diluted:

      Weighted Average Common Shares Outstanding               53,682                46,934                    40,743
      Dilutive Stock Options -
      based on the treasury stock method using
      the period-end market price, if greater
      than average market price for the period                    693                   566                       449
                                                              -------               -------                   -------
         Total weighted average common shares
          outstanding and common share equivalents             54,375                47,500                    41,192
                                                              =======               =======                   =======
      Net Income                                              $80,151               $73,349                   $29,697
                                                              =======               =======                   =======


      Fully diluted earnings per common share *               $  1.47               $  1.54                   $  0.72
                                                              =======               =======                   =======


       * Fully diluted earnings per share is less than 3% dilutive and, therefore, was not disclosed on the Statements of Income in accordance with the provisions of Accounting Principles Board Opinion Number 15.